EXHIBIT 10.17

Versata, Inc.    300 Lakeside Drive, Suite 1300, Oakland, CA 94612-3537 ph 510.628.1000 fx 510.238.4101

February 2, 2004

William Frederick

Dear William:

We are very pleased to offer you the position of Vice President and Chief Financial Officer, reporting directly to Alan Baratz. The terms of your employment with Versata, Inc. are set forth below.

•	You will be paid an annualized salary of $175,000 USD, paid on a semi monthly basis.

•	You will be designated as an officer of the company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

•	As an officer of the company, you will be eligible to earn an annual performance bonus of 35% of your annual salary base to be paid quarterly, if the company meets two criteria for net revenue and cash flow for each quarter as determined by the Board of Directors of the company. No bonus shall be earned for less than 100% of achievement of a company goal.

•	You will be granted an incentive stock option to purchase one hundred twenty five thousand (125,000) shares of common stock of the Corporation exercisable in accordance with the Corporation’s 2000 Stock Incentive Plan (the “Plan”), as amended, and standard stock purchase agreement with the change of control addendum to the Stock option agreement. The exercise price per share of the Option shall be equal to the closing price per share of common stock on NASDAQ on the date of grant, January 27, 2004, as published in the Wall Street Journal. The Option shall vest on a monthly basis over a 50-month period in accordance with the Plan.

•	Pending approval by the Board of Directors, special acceleration provisions shall apply to the above stock options. Please refer to the attached Addendum to Stock Option Agreement.

•	You will be entitled to participate in Versata’s senior officer severance plan.

•	You will be eligible to participate in Versata’s benefit programs under the terms set forth in the documents governing the plan.

William Frederick

1/27/04

Pg. 2

•	You agree to abide by the policies and procedures outlined in the Human Resources Guidelines.

•	Versata is an at-will employer, and therefore allows either employees or the company the right to terminate employment whenever and for whatever reason is deemed suitable, with or without notice. You can be promoted, demoted, or have your title changed with or without cause or notice at the will of the company. The “at-will” nature of your employment, as outlined above, cannot be changed except in writing signed by the President of Versata.

This offer letter, together with the various documents referenced herein, represent the complete offer by the Company. No other agreements (verbal or otherwise) which are not specifically cited shall be in effect.

To show your acceptance of this offer please sign this letter in the space indicated and return it to Tina Estrada in the HR Department.

Sincerely,

/s/ Alan Baratz
Alan Baratz President and CEO

AGREED, ACKNOWLEDGED AND ACCEPTED:

Effective Date: January 27, 2004

/s/ William Frederick	2/2/04
William Frederick (Signature)	Date

www.versata.com

EMPLOYEE STATUS CHANGE NOTICE

Please fill in any changes or corrections under the “To” column

EMPLOYEE NAME:	Will Frederick	Change Effective Date:	12/17/2004

	FROM	TO
Job Title:
Department Name/Number:
Manager:
Status:

COMPENSATION
Annual Salary:	$175,000.00	$190,000.00
Bonus:
Stock:
Commission:
Next Salary Review Date:

REASON FOR CHANGE	(attach supporting documents)

☐ TRANSFER	☒ MERIT INCREASE	☐ VOLUNTARY TERMINATION	☐ BEGIN LEAVE OF ABSENCE

☐ REORGANIZATION	☐ EQUITY INCREASE	☐ INVOLUNTARY TERMINATION	☐ RETURN FROM LEAVE OF ABSENCE

☐ MANAGER CHANGE	☐ PROMOTION	☐ LAY OFF

☐ TITLE CHANGE	☐ BONUS	☐ ELIMINATION OF POSITION

OTHER If other, please specify

If reason is leave or termination, please provide last day worked:

COMMENTS / ADDITIONAL INFORMATION: Salary adjustment
APPROVALS

CEO:	/s/ Alan Baratz	Date: 1/5/05	Human Resources:	/s/ Deana Stanger	DATE: 12.20.04

CFO/COO:		Date:	Manager:		DATE:
				Distribution Original	☐ Employee Personnel File
				Copy	☐ HRIS
☐ Payroll